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                                                                   EXHIBIT 10.37

                             REINSURANCE AGREEMENT

                                    between

                  LOMBARD GENERAL INSURANCE COMPANY OF CANADA

                                      and

                      UNITED STATES FIRE INSURANCE COMPANY

                                   ARTICLE I
                            PARTIES TO THE AGREEMENT

     This Agreement is between Lombard General Insurance Company of Canada with principal offices at 105 Adelaide Street West, Toronto, Ontario, M5H 1P9 (hereinafter called the "Company") and United States Fire Insurance Company, with principal offices at 305 Madison Avenue, P.O. Box 1973, Morristown, New Jersey 07960-1973 (hereinafter called the "Reinsurer").

                                   ARTICLE II
                                BUSINESS COVERED

     The Company shall cede and the Reinsurer shall accept one hundred percent (100%) of the Company's liability for losses and allocated loss adjustment expenses classified by the Reinsurer as surety business, including but not limited to the bonds listed on Schedule A attached hereto and made a part hereof ("Bonds" or "Bonds"). Any renewal, extension or similar endorsement or extension where additional limits or coverage or policy terms are provided shall be deemed part of the original Bond for the purposes of this Agreement.

TERM

     This Agreement shall be effective as of January 1, 2001 (the "Effective Date") and shall remain in effect continuously for a period of one year ( the "Term") unless otherwise earlier terminated pursuant to the terms of this section.

     The Term of this Agreement shall, automatically and without any further action of either party, be extended on each annual anniversary date of the Effective Date for a period of one (1) additional year (the "Annual Extension").

     This Agreement may be terminated by either party on sixty (60) days written notice to the other party.

     Notwithstanding any termination of this Agreement, the rights and obligations of the parties with respect to policies reinsured hereunder shall survive such termination and shall continue in full force and effect until expiration of the policy and all of the Reinsurer's obligations under this Agreement and the Bond have been fully performed and discharged.

                                  ARTICLE III
                           LIABILITY OF THE REINSURER

     The Reinsurer shall indemnify the Company for any Losses and Allocated Loss Adjustment Expenses and all other loss expenses of the Company, its affiliates or subsidiaries or managers. "Losses" shall be defined as payments owed by Company under the Bonds to settle claims or losses, pay benefits, or satisfy verdicts, awards or judgments, whether or not they are in excess of original Bond limits, or extra contractual obligations. "Loss Adjustment Expense" shall be defined as expenditures made by Reinsurer on behalf of Company under the Bonds the subject of this Agreement, in connection with the defense or settlement of a claim, loss, or legal
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proceeding including but not limited to investigation, negotiation and legal expenses; court costs; statutory penalties, adjustments; and litigation, declaratory judgment, prejudgment interest and postjudgment interest expenses made against Company; legal expenses and costs associated with loss in excess of Bond limits and extra-contractual obligations; and all other costs of any kind incurred by Company relating to the adjustment and settlement of Losses.

                                   ARTICLE IV
                               TERRITORIAL LIMITS

     The Agreement shall follow the territorial limits of Canada.

                                   ARTICLE V
                             COMMISSIONS AND TAXES

     The Reinsurer shall allow the Company a ceding commission for all Bonds reinsured hereunder of ten percent (10%) of the gross ceded collected premium and, until December 31, 2001, subject to a minimum ceding commission of one hundred thousand dollars (CN$100,000) after deducting all applicable premium taxes.

     The Company shall be liable for all premium taxes, boards and bureaus and all other levies on the premiums ceded to the Reinsurer under this Agreement.

                                   ARTICLE VI
                 NOTICE OF LOSS, LOSS SETTLEMENTS AND SECURITY

     The Company agrees that the Reinsurer shall investigate and settle or defend all claims arising under Bonds reinsured hereunder. The Company shall give the Reinsurer written notice, including a definitive statement of each claim as soon as reasonably practical.

     Upon receipt by the Reinsurer of satisfactory evidence of payment of a loss for which reinsurance is provided hereunder, the Reinsurer shall promptly reimburse the Company for the said loss which shall include Losses and Allocated Loss Adjustment Expense of the Company, its affiliates or managers.

                                  ARTICLE VII
                              ERRORS AND OMISSIONS

     Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

                                  ARTICLE VIII
                           EXTRA-CONTRACTUAL DAMAGES

     This Agreement shall protect the Company within the limits hereof, where the ultimate net loss includes any Extra Contractual Obligations. The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on the Bonds, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Bond limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

     The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original claim.

                                        2
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     However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder. In no event shall coverage be provided to the extent that such coverage is not permitted under New York law.

                                   ARTICLE IX
                                   TRUST FUND

     The Reinsurer agrees that it shall enter into a reinsurance trust agreement and a reinsurance security agreement and establish a trust account in Canada for the sole benefit of the Company in such form and with a Trustee that is acceptable to the Company and the governmental authority having jurisdiction over the Company's reserves. The Reinsurer shall deposit to and maintain on a quarterly basis in the trust account an amount equal to:

     115% of [outstanding claims, including loss adjusting expenses and IBNR + unearned premiums].

                                   ARTICLE X
                            ACCOUNTS AND REMITTANCE

     Within fifteen (15) days after the close of each month, the Company shall furnish the Reinsurer with a bordereau that shall show the gross written premiums, unearned premiums reserves, ceding commission, losses and loss estimate, and expenses paid. The balance due shown on the bordereau shall be paid within thirty (30) days after the close of each month.

                                   ARTICLE XI
                            FEDERAL WITHHOLDING TAX

     The Reinsurer hereby agrees to allow a deduction for the purposes of satisfying any withholding tax requirement mandated by any domestic legislative, executive, judicial or administrative body or person having or purporting to have jurisdiction in the relevant circumstances.

                                  ARTICLE XII
                                   INSOLVENCY

     In the event of the insolvency of the Company:

     A. This Article XII shall apply only to the Company. Each party to this Agreement agrees to honor the terms set forth herein as if the Agreement were a separate agreement between Reinsurer and the Company. Balances payable or recoverable by Reinsurer or the Company shall not serve to offset any balances payable or recoverable to or from any other company party to the Agreement. Reports and remittances made to Reinsurer in accordance with the provisions of this Agreement are to be in sufficient detail to identify both Reinsurer's loss obligation due the Company and the Company's premium remittance under this Agreement. However, the maximum amount recoverable, the maximum amount retained, and total premium due under this Agreement shall not be increased by application of the above provisions.

     B. Upon the appointment of a conservator, liquidator, or statutory successor of the insolvent Company, the portion of any risk or obligation assumed by Reinsurer shall be payable to the conservator, liquidator or statutory successor on the basis of claims allowed against the Company by any court of competent jurisdiction or by any conservator, liquidator, or statutory successor of the Company having the authority to allow such claims, without diminution because of that insolvency, or because the conservator, liquidator, or statutory successor has failed to pay all or a portion of any claims. Payment by Reinsurer as set forth in this Article XII shall be made directly to the Company or to its

                                        3
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          conservator, liquidator, or statutory successor, except where this
          Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the company.

     C. The conservator, liquidator, or statutory successor of the Company shall give written notice of the pendency of a claim against the Company indicating the Bond reinsured, within a reasonable time after such claim is filed. During the pendency of such claim, Reinsurer may investigate said claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or to its conservator, liquidator, or statutory successor. The expense thus incurred by Reinsurer shall be payable, subject to court approval, out of the estate of the Company as part of the expense of conservation or liquidation to the extent that such proportionate share of the benefit shall accrue to the Company in conservation or liquidation, solely as a result of the defense undertaken by Reinsurer.

                                  ARTICLE XIII
                                  ARBITRATION

     Any dispute or difference arising with reference to the applicable interpretation or effect of this Agreement, or any part thereof, shall be referred to a Board of Arbitration (the "Board") of two (2) arbitrators and an umpire.

     The members of the Board shall be U.S. citizens and shall be active or retired disinterested officers of insurance or reinsurance companies.

     One arbitrator shall be chosen by the party initiating the arbitration and designated in the letter requesting arbitration. The other party shall respond, within fifteen (15) days, advising of its arbitrator. The umpire shall thereafter be chosen by the two (2) arbitrators. In the event either party fails to designate its arbitrator as indicated above, the other party is hereby authorized and empowered to name the second arbitrator, and the party which failed to designate its arbitrator shall be deemed to have waived its right to designate an arbitrator and shall not be aggrieved thereby. The two (2) arbitrators shall then have thirty (30) days within which to choose an umpire. If they are unable to do so, the umpire shall be chosen by the manager of the American Arbitration Association who shall be a person meeting the qualifications set forth above. Each party shall submit its case to the Board within one (1) month from the date of the appointment of the umpire, but this period of time may be extended by unanimous written consent of the Board.

     The sittings of the Board shall take place in Morristown, New Jersey, unless otherwise agreed in writing by the parties. The Board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The Board is released from all judicial formalities and may abstain from the strict rules of law. The written decision of a majority of the Board shall be rendered within sixty (60) days following the termination of the Board's hearings, unless the parties consent to an extension. Such majority decision of the Board shall be final and binding upon the parties both as to law and fact, and may not be appealed to any court of any jurisdiction. Judgment may be entered upon the final decision of the Board in any court of proper jurisdiction.

     Each party shall bear the fees and expenses of the arbitrator selected by or on its behalf and the parties shall bear the fees and expenses of the umpire as determined by the Board.

                                  ARTICLE XIV
                               ACCESS TO RECORDS

     The Reinsurer, or its duly authorized representative, shall, upon reasonable notice and during reasonable business hours, have reasonable access to the books and records of the Company which pertain to the reinsurance provided hereunder and may make and take away copies thereof.

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                                   ARTICLE XV
                                     OFFSET

     Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance and balances, whether on account of premiums or account of losses or otherwise due from such party to the other under this Agreement and may offset the same against any balance or balances due or to become due to the former from the latter under this Agreement. The party asserting the right of offset shall have and may exercise such right whether the balance or balances due or to become due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming insurer or as ceding insurer, in which each party acted under the Agreement, provided however that, in the event of the insolvency of a party hereto, offset shall only be allowed in accordance with the applicable provisions of the laws of Canada.

                                  ARTICLE XVI
                                  MODIFICATION

     This Agreement shall not be modified except by an instrument in writing signed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this Agreement as of the 6th day of August, 2001.

                                        LOMBARD GENERAL INSURANCE
                                        COMPANY OF CANADA

                                        /s/
                                        ----------------------------------------

                                        UNITED STATES FIRE INSURANCE COMPANY

                                        Kathleen McNamara
                                        ----------------------------------------

                                        5
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                                   SCHEDULE A

                                                                                              PREMIUM
BOND NUMBER                 EFFECTIVE DATE    PRINCIPAL                                 (CANADIAN CURRENCY)
-----------                 --------------    ---------                                 -------------------
610-228978................      9/29/00       Neksion Engineering & Contractors             C$ 7,818.00
610-229024................       9/1/00       Alliance Pipeline Limited Partnership         C$60,000.00
610-229023................       9/1/00       Alliance Pipeline Limited Partnership         C$36,000.00